SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) – June 26, 2002

BOCA RESORTS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13173	65-0676005

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 East Camino Real, Boca Raton, Florida 33432

(Address of Principal Executive Offices) (Zip Code)

(561) 447-5300

(Registrants Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

     On June 26, 2002, upon the recommendation of our Audit Committee and our Board of Directors, Boca Resorts, Inc. (the “Company”) engaged Ernst & Young LLP (“Ernst & Young”) to serve as our independent auditors. The engagement is effective immediately and Ernst & Young, who succeeds Arthur Andersen LLP (“Arthur Andersen”) as our independent auditors, will complete our audit for the fiscal year ending June 30, 2002. The engagement of Ernst & Young followed the Company’s decision to seek proposals from independent accountants to audit the Company’s financial statements for the fiscal year ending June 30, 2002.

     Arthur Andersen’s reports on the Company’s consolidated financial statements for each of the years ended June 30, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

     During each of the years ended June 30, 2001 and 2000 and through the date of this report, there were: (i) no disagreements with Arthur Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on our consolidated financial statements for such years; and (ii) no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

     We have provided Arthur Andersen with a copy of the foregoing disclosures. A copy of Arthur Andersen’s letter dated June 27, 2002 stating its agreement with such statements is attached as Exhibit 16.

     During each of the years ended June 30, 2001 and 2000 and through the date of this report, the Company did not consult Ernst & Young with respect to any matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits
	16	Letter from Arthur Andersen LLP to the Securities and Exchange Commission, dated June 27, 2002.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOCA RESORTS, INC.

Date: June 27, 2002	By: WILLIAM M. PIERCE

William M. Pierce
Senior Vice President, Treasurer and Chief Financial Officer

By: STEVEN M. DAURIA

Steven M. Dauria
Vice President, Corporate Controller and Chief Accounting Officer

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